Exhibit 99.1

January 18, 2013
Caterpillar contacts:
Jim Dugan
Global Government & Corporate Affairs
309-494-4100
dugan_jim@cat.com

Penny Wu
Global Government & Corporate Affairs
+86 10 5921 1422
Wu_Penny@cat.com

FOR IMMEDIATE RELEASE

Caterpillar Takes Action to Address Accounting Misconduct at Siwei, its Recently Acquired Company; Misconduct Results in a Fourth Quarter Non-Cash Charge of Approximately $580 Million and the Removal of Several Siwei Senior Managers
Internal investigation revealed deliberate, multi-year, coordinated accounting misconduct concealed at Siwei.

PEORIA, Ill. – Caterpillar Inc. (NYSE: CAT) today announced that an internal investigation of its recently acquired company, ERA Mining Machinery Limited (ERA), including its wholly owned subsidiary Zhengzhou Siwei Mechanical & Electrical Manufacturing Co., Ltd., commonly known as “Siwei,” has uncovered deliberate, multi-year, coordinated accounting misconduct concealed at Siwei, located in Zhengzhou, China.
Caterpillar’s investigation determined several Siwei senior managers engaged in deliberate misconduct beginning several years prior to Caterpillar’s acquisition of Siwei. This deliberate misconduct at Siwei will result in a non-cash goodwill impairment charge of approximately $580 million, or $0.87 per share, in the fourth quarter of 2012.
Caterpillar removed several senior managers at Siwei who were responsible for the misconduct and a new leadership team has been put in place. The responsibilities for Siwei manufacturing operations have been moved to Caterpillar’s China Operations Division, led by
Vice President Qihua Chen, a long time Caterpillar employee. The sales and support organization at Siwei will report to Kebao Yang, Caterpillar Global Mining General Manager for China and Korea.
“The actions carried out by these individuals are offensive and completely unacceptable. This conduct does not represent, in any way, shape or form, the way Caterpillar does business or how we expect our employees to work, which is spelled out in Caterpillar’s Worldwide Code of Conduct,” said Caterpillar Chairman and CEO Doug Oberhelman. “Once our investigation confirmed that misconduct had taken place at Siwei, we moved quickly and decisively to hold the responsible leaders directly accountable for the wrongdoing. Accountability is a critical way that we measure leaders at Caterpillar, and it is my expectation that leaders set an example and are accountable for their actions and results.”
Caterpillar has advised the Hong Kong Securities and Futures Commission of these issues and has filed a Form 8-K with the United States Securities and Exchange Commission disclosing the impairment charge. Caterpillar’s investigation is ongoing.
“Despite these actions we continue to believe that the Siwei acquisition is well aligned with our strategy to expand our role as a leading equipment and solutions provider for the Chinese coal mining industry,” said Steve Wunning, Caterpillar group president with responsibility for Resource Industries. “We intend to utilize Siwei roof support products and manufacturing capabilities, combined with Caterpillar’s strong commitment to technical innovation and safety, to help our mining customers in China become more efficient and safer within their mines,” Wunning added.

Additional background on Siwei acquisition:

In November of 2011, Caterpillar and ERA jointly announced a pre-conditional voluntary offer by Caterpillar, through a wholly owned subsidiary, for all of the issued shares of ERA,

which at that time was a publicly traded company on the Hong Kong Stock Exchange. ERA primarily designed, manufactured, sold and supported underground coal mining equipment in China through its wholly owned subsidiary, Siwei.
In June of 2012, Caterpillar announced the completion of its tender offer for ERA, including its wholly owned subsidiary Siwei. The tender offer was completed after approval from the Ministry of Commerce of the People’s Republic of China (MOFCOM).
Siwei has a manufacturing base of 600,000 square meters and employs about 4,000 people in Zhengzhou, Henan province, where Caterpillar intends to continue manufacturing roof support equipment to serve underground mining customers in China.

Questions and Answers:

Q1:    Does the discovery of this misconduct at Siwei change Caterpillar’s strategy for China or its view of the mining industry?

A:    No. Caterpillar has 23 existing manufacturing facilities in China, four new facilities under construction, four Research & Development (R&D) centers and three logistics and parts centers, employing more than 15,000 people across the country. In addition, China produces and consumes more coal than any other country in the world. Our strategy to expand our coal mining business in China is unchanged, and we are optimistic about the underground coal mining equipment opportunities.
The accounting misconduct that occurred at Siwei does not reflect the way Caterpillar does business and is not in keeping with our Worldwide Code of Conduct.
The actions of the individuals involved were clearly wrong and purposely designed to overstate the profitability of the company prior to our acquisition. This does not change our plans to develop, grow, and improve the business.
The acquisition is aligned with Caterpillar’s strategy to expand in the rapidly growing Chinese coal mining equipment industry utilizing the Siwei roof support products and manufacturing capabilities, combined with Caterpillar’s strong commitment to product innovation and safety, to help our mining customers in China become more efficient and safer within their mines.

Q2:    What is Caterpillar’s due diligence process for mergers and acquisitions?

A:    We believe our process is rigorous and robust and includes Caterpillar personnel and outside accounting, legal and financial advisors. It is important to understand that Siwei was a publicly traded company with audited financial statements. What we discovered at Siwei following the acquisition was deliberate, multi-year, coordinated accounting misconduct that was concealed by the persons responsible.

Q3:    Can you provide more details about the nature of the accounting misconduct?

A:    Caterpillar first became concerned about an issue when discrepancies were identified in November 2012 between the inventory recorded in Siwei’s accounting records and the company’s actual physical inventory. This was determined by a physical inventory count conducted at Siwei as part of Caterpillar’s integration process. Caterpillar promptly launched a comprehensive review and investigation into the nature and source of this discrepancy. This extensive review has identified inappropriate accounting practices involving improper cost allocation that resulted in overstated profit. The review further identified improper revenue recognition practices involving early and, at times unsupported, revenue recognition. This review is ongoing.

Q4:    Several individuals on Siwei’s board of directors were part of the ownership structure of ERA. Did the investigation determine if ERA or its principals had any knowledge of this misconduct?

A:    Caterpillar’s investigation of these matters is ongoing and any other comment at this time is not appropriate.

Q5:    How does the announcement about Siwei change Caterpillar’s previously-stated outlook for 2012 and its preliminary outlook for 2013?

A:    The accounting misconduct described in today’s announcement was discovered after Caterpillar released its most recent outlook for 2012. The expected charge of approximately $580 million, or $0.87 per share will be included in fourth-quarter 2012 financial results, but was not anticipated in the 2012 outlook. We do not expect these matters related to Siwei to have a significant impact on Caterpillar’s 2013 sales and revenues or profit. We will provide our 2013 outlook with our Earnings Release on January 28 but are not updating the outlook today.

Q6:    Will there be litigation as a result of the investigation?

A:    Caterpillar is reviewing these matters very closely and is considering all of its options to recover its losses from those responsible.

Q7:    Was the conduct you have described criminal? Has anyone been arrested or is this being investigated by the U.S. or Chinese governments?

A:     Caterpillar is not aware of any arrests or criminal investigations. If contacted by governmental authorities, Caterpillar will cooperate.

Q8:    In light of the circumstances, do you intend to keep the Siwei name or will the business be rebranded as Caterpillar?

A:    At this point, there are no plans to remove the Siwei name. The company maintains a strong reputation in the marketplace. Caterpillar intends to build on Siwei’s strengths. The Siwei roof support business is a good complement to our existing product line for our mining customers, and we remain committed to our continued investment in China to support our growing base of customers.

Q9:    Did the investigation determine whether any Caterpillar employees, beyond those who came over to Caterpillar as part of the Siwei acquisition, had any knowledge of, or participated in, this misconduct?

A:     The misconduct at issue commenced at Siwei well in advance of Caterpillar’s acquisition. We believe it was perpetrated without the knowledge of any Caterpillar employee who did not come over to Caterpillar as part of the Siwei acquisition.

About Caterpillar:
For more than 85 years, Caterpillar Inc. has been making sustainable progress possible and driving positive change on every continent. With 2011 sales and revenues of $60.138 billion, Caterpillar is the world’s leading manufacturer of construction and mining equipment, diesel and natural gas engines, industrial gas turbines and diesel-electric locomotives. The company also is a leading services provider through Caterpillar Financial Services, Caterpillar Remanufacturing Services and Progress Rail Services. More information is available at: http:/www.caterpillar.com.

Forward-Looking Statements
Certain statements in this press release relate to future events and expectations and are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “estimate,” “will be,” “will,” “would,” “expect,” “anticipate,” “plan,” “project,” “intend,” “could,” “should” or other similar words or expressions often identify forward-looking statements. All statements other than statements of historical fact are forward-looking statements, including, without limitation, statements regarding our outlook, projections, forecasts or trend descriptions. These statements do not guarantee future performance, and we do not undertake to update our forward-looking statements.

Caterpillar’s actual results may differ materially from those described or implied in our forward-looking statements based on a number of factors, including, but not limited to: (i) global economic conditions and economic conditions in the industries and markets we serve; (ii) government monetary or fiscal policies and infrastructure spending; (iii) commodity or component price increases and/or limited availability of raw materials and component products, including steel; (iv) our and our customers’, dealers’ and suppliers’ ability to access and manage liquidity; (v) political and economic risks and instability, including national or international conflicts and civil unrest; (vi) our and Cat Financial’s ability to: maintain credit ratings, avoid material increases in borrowing costs, and access capital markets; (vii) the financial condition and credit worthiness of Cat Financial’s customers; (viii) inability to realize expected benefits from acquisitions and divestitures, including the acquisition of Bucyrus International, Inc. and ERA Mining Machinery Limited; (ix) international trade and investment policies; (x) challenges related to Tier 4 emissions compliance; (xi) market acceptance of our products and services; (xii) changes in the competitive environment, including market share, pricing and geographic and product mix of sales; (xiii) successful implementation of capacity expansion projects, cost reduction initiatives and efficiency or productivity initiatives, including the Caterpillar Production System; (xiv) sourcing practices of our dealers or original equipment manufacturers; (xv) compliance with environmental laws and regulations; (xvi) alleged or actual violations of trade or anti-corruption laws and regulations; (xvii) additional tax expense or exposure; (xviii) currency fluctuations; (xix) our or Cat Financial’s compliance with financial covenants; (xx) increased pension plan funding obligations; (xxi) union disputes or other employee relations issues; (xxii) significant legal proceedings, claims, lawsuits or investigations; (xxiii) compliance requirements imposed if carbon emissions legislation and/or regulations are adopted; (xxiv) changes in accounting standards; (xxv) failure or breach of IT security; (xxvi) adverse effects of natural disasters; and (xxvii) other factors described in more detail under “Item 1A. Risk Factors” in our Form 10-K filed with the SEC on February 21, 2012 for the year ended December 31, 2011. This filing is available on our website at www.caterpillar.com/secfilings.